EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in Horizon PCS, Inc.'s registration statement (No. 333-51240) on Form S-1.

/s/  Arthur Andersen LLP

May 21, 2002
Columbus, Ohio